Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 • 621 Northwest 53rd Street • Boca Raton, Florida 33487 • www.geogroup.com

CR-13-17

THE GEO GROUP REPORTS SECOND QUARTER 2013 RESULTS

•	2Q13 Income from Continuing Operations per Share up 41.2%

•	2Q13 Normalized FFO up 30.5%; 2Q13 AFFO up 34.2%

•	2013 AFFO Guidance of $203-$208 million or $2.82 to $2.89 per Diluted Share

•	Expects to Increase Quarterly Dividend Payout to Approximately 75% of AFFO, or $0.53 to $0.55 per share, in 4Q13

Boca Raton, Fla. — August 7, 2013 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the world’s leading provider of diversified correctional, detention, and community reentry services, reported today its financial results for the second quarter 2013.

Second Quarter 2013 Highlights

•	Income from Continuing Operations of $0.48 per Diluted Share

•	Pro Forma Income from Continuing Operations of $0.44 per Diluted Share

•	Net Operating Income of $102.4 million

•	Normalized FFO of $0.61 per Diluted Share

•	AFFO of $0.73 per Diluted Share

For the second quarter 2013, GEO reported Normalized FFO of $43.9 million, or $0.61 per diluted share, an increase of 30.5% from $33.7 million, or $0.55 per diluted share, for the second quarter 2012. GEO reported second quarter 2013 AFFO of $52.3 million, or $0.73 per diluted share, an increase of 34.2% from $39.0 million, or $0.64 per diluted share, for the second quarter 2012.

Net operating income for the second quarter 2013 increased to $102.4 million from $102.0 million for the second quarter of 2012. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our second quarter results, which continue to reflect strong operational and financial performance from our diversified business units. During the second quarter, we achieved several important milestones with the purchase of the Joe Corley Detention Center in Montgomery County, Texas and the amendment of our senior credit facility. We continue to be optimistic regarding the growth opportunities in our industry which we expect will continue to create value for our shareholders.”

GEO reported total revenues for the second quarter 2013 of $381.7 million compared to total revenues of $371.2 million for the second quarter 2012. GEO reported second quarter 2013 income from continuing operations of $0.48 per diluted share, compared to $0.34 per diluted share for the second quarter 2012.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

GEO’s second quarter 2013 earnings reflect a one-time, net tax benefit of $2.0 million related to GEO’s recent conversion to a Real Estate Investment Trust (“REIT”) and miscellaneous nonrecurring items as well as a release of $6.4 million of tax reserves primarily due to the settlement of Internal Revenue Service audit years 2010 and 2011.

This net tax benefit was offset by $1.0 million, after-tax, in one-time expenses associated with GEO’s REIT conversion and by $4.4 million, after-tax, related to the write-off of deferred financing fees in connection with GEO’s recently completed amendment to its senior credit facility.

Excluding these one-time expenses and the write-off of deferred financing fees, GEO reported Pro Forma income from continuing operations of $0.44 per diluted share for the second quarter 2013, compared to $0.38 per diluted share for the second quarter 2012.

First Six Months 2013 Highlights

•	Income from Continuing Operations of $0.81 per Diluted Share

•	Pro Forma Income from Continuing Operations of $0.82 per Diluted Share

•	Net Operating Income of $198.6 million

•	Normalized FFO of $1.17 per Diluted Share

•	AFFO of $1.43 per Diluted Share

For the first six months of 2013, GEO reported Normalized FFO of $83.6 million, or $1.17 per diluted share, an increase of 39.9% from $59.7 million, or $0.98 per diluted share, for the first six months of 2012. GEO reported AFFO of $102.0 million, or $1.43 per diluted share, for the first six months of 2013, an increase of 42.0% from $71.8 million, or $1.18 per diluted share, for the first six months of 2012.

Net operating income for the first six months of 2013 increased to $198.6 million from $191.4 million for the first six months of 2012. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

For the first six months of 2013, GEO reported total revenues of $758.7 million compared to total revenues of $731.2 million for the first six months of 2012. GEO reported income from continuing operations of $0.81 per diluted share for the first six months of 2013, compared to $0.57 per diluted share for the first six months of 2012.

GEO’s earnings for the first six months of 2013 reflect a one-time, net tax benefit of $2.0 million related to GEO’s recent conversion to a REIT and miscellaneous nonrecurring items as well as a release of $6.4 million of tax reserves primarily due to the settlement of Internal Revenue Service audit years 2010 and 2011.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

This net tax benefit was offset by $4.7 million, after-tax, in one-time expenses associated with GEO’s REIT conversion and by $4.4 million, after-tax, related to the write-off of deferred financing fees in connection with GEO’s recently completed amendment to its senior credit facility.

Excluding these one-time expenses, GEO reported Pro Forma income from continuing operations of $0.82 per diluted share for the first six months of 2013, compared to $0.66 per diluted share for the first six months of 2012.

Net Operating Income, Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”), and Adjusted Funds from Operations (“AFFO”) are widely used non-GAAP supplemental financial measures of REIT performance. GEO also uses Pro Forma Income from Continuing Operations and Adjusted EBITDA as Non-GAAP supplemental financial measures. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure — Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures.

2013 Financial Guidance

GEO updated its previously issued financial guidance for 2013 and issued additional financial guidance for the third quarter 2013 and fourth quarter 2013. GEO expects full year 2013 AFFO to be in a range of $2.82 to $2.89 per diluted share, or $203 million to $208 million. On a GAAP basis, GEO expects its income from continuing operations for the full year 2013 to be in a range of $1.65 to $1.70 per diluted share, including the second quarter one-time, net tax benefit; one-time expenses related to GEO’s REIT conversion; and the write-off of deferred financing fees in connection with GEO’s recently completed amendment to its senior credit facility.

GEO expects full year 2013 revenues to be in a range of $1.51 billion to $1.53 billion. GEO’s full year 2013 Net Operating Income is expected to be in a range of $411 million to $419 million, and full year 2013 Adjusted EBITDA is expected to be in a range of $316 million to $324 million.

GEO’s 2013 guidance reflects the purchase of the Joe Corley Detention Center during the second quarter 2013 as well as the offering of $300 million in senior unsecured notes completed on March 19, 2013 and the amendment to GEO’s senior credit facility completed on April 3, 2013.

Further, GEO’s 2013 guidance does not assume the potential reactivation of approximately 6,000 current beds in inventory which GEO is actively marketing to local, state, and federal customers.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

With respect to the third quarter 2013, GEO expects AFFO to be in a range of $0.70 to $0.73 per diluted share, or $50 million to $53 million. On a GAAP basis, GEO expects its third quarter 2013 income from continuing operations to be in a range of $0.42 to $0.44 per diluted share. GEO expects third quarter 2013 revenues to be in a range of $378 million to $383 million.

With respect to the fourth quarter 2013, GEO expects AFFO to be in a range of $0.70 to $0.73 per diluted share, or $50 million to $53 million. On a GAAP basis, GEO expects its fourth quarter 2013 income from continuing operations to be in a range of $0.42 to $0.45 per diluted share. GEO expects fourth quarter 2013 revenues to be in a range of $378 million to $383 million.

Dividend Update

GEO announced today that it expects to increase its quarterly dividend payout ratio to approximately 75% of AFFO, or $0.53 to $0.55 per share, in the fourth quarter of 2013. The declaration of future quarterly cash dividends will be subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of operating income to net operating income, income from continuing operations to pro forma income from continuing operations, income from continuing operations to EBITDA and Adjusted EBITDA, and income from continuing operations to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure — Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

GEO’s 2012 financial results are presented throughout as retrospectively revised for discontinued operations resulting from the discontinuation of three managed-only contracts with the State of Mississippi during the third quarter of 2012 and the divestiture of the healthcare facility contracts previously held by GEO’s former wholly-owned subsidiary, GEO Care, Inc., which was completed on December 31, 2012.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s second quarter 2013 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-713-4218 and the international call-in number is 1-617-213-4870. The conference call participant passcode is 83857648. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until September 7, 2013 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call participant passcode for the telephonic replay is 67061279.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, and community reentry services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 95 facilities totaling approximately 72,000 beds with a growing workforce of approximately 18,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure —

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, Pro Forma Income from Continuing Operations, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA and Adjusted Funds from Operations. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2013, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Pro Forma Income from Continuing Operations is defined as income from continuing operations adjusted for net income/loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid related costs, net of tax, and certain other adjustments as defined from time to time. GEO believes that Pro Forma Income from Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income from Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

EBITDA is defined as income from continuing operations before net interest expense, income tax provision/benefit, depreciation and amortization, and tax provision on equity in earnings of affiliates. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, and certain other adjustments as defined from time to time. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance, providing disclosure on the same basis as that used by GEO’s management and providing consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance even though such items may require cash settlement.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as stock based compensation and the amortization of deferred financing costs and by subtracting recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain REIT properties and their revenue stream. Given the nature of our business as a real estate owner and operator, we believe that FFO, Normalized FFO and AFFO are helpful to investors as measures of our operational performance. FFO is a widely recognized measure in our industry as a real estate investment trust. Because of the unique design, structure and use of our correctional facilities, we believe that assessing performance of our correctional facilities without the impact of depreciation or amortization is useful. We believe Normalized FFO and AFFO provide investors and analysts additional measures in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. GEO’s management uses these measures to monitor and evaluate its operational performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for third quarter 2013, fourth quarter 2013, and full year 2013. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2013 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its form 10-K, 10-Q and 8-K reports.

Second quarter and first six months 2013 financial tables to follow:

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Statements of Income

(In thousands except per share data)
(Unaudited)	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-13	1-Jul-12	30-Jun-13	1-Jul-12
Revenues	$381,653	$371,173	$758,684	$731,215
Operating expenses	279,246	269,141	560,043	539,861
Depreciation and amortization	23,657	22,962	46,592	45,201
General and administrative expenses	27,363	26,129	59,403	52,715

Operating income	$51,387	$52,941	$92,646	$93,438
Interest income	1,165	1,761	2,349	3,568
Interest expense	(21,103)	(20,618)	(40,444)	(41,424)
Loss on extinguishment of debt	(5,527)	—	(5,527)	—

Income before income taxes, equity in earnings of affiliates and discontinued operations	$25,922	$34,084	$49,024	$55,582
Income tax (benefit) provision	(7,268)	13,660	(6,387)	22,150
Equity in earnings of affiliates, net of income tax provision	1,029	430	2,246	1,178

Income from continuing operations	$34,219	$20,854	$57,657	$34,610
Income from discontinued operations, net of income tax provision	—	1,622	—	2,925

Net income	$34,219	$22,476	$57,657	$37,535
Net (income) loss attributable to non-controlling interests	(12)	25	(30)	(9)

Net income attributable to The GEO Group, Inc.	$34,207	$22,501	$57,627	$37,526

Weighted average shares outstanding
Basic	71,083	60,839	70,967	60,803
Diluted	71,607	61,066	71,510	60,984

Income per share from continuing operations
Basic	$0.48	$0.34	$0.81	$0.57
Diluted	$0.48	$0.34	$0.81	$0.57

Income per share attributable to The GEO Group, Inc.
Basic	$0.48	$0.37	$0.81	$0.62
Diluted	$0.48	$0.37	$0.81	$0.62

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)
(Unaudited)
	30-Jun-13	31-Dec-12
ASSETS
Current Assets
Cash and cash equivalents	$38,511	$31,755
Restricted cash and investments	15,646	15,654
Accounts receivable, less allowance for doubtful accounts	239,001	246,635
Current deferred income tax assets	18,290	18,290
Prepaid expenses and other current assets	25,142	24,849

Total current assets	336,590	337,183

Restricted Cash and Investments	37,748	32,756
Property and Equipment, Net	1,739,986	1,687,159
Assets Held for Sale	1,200	3,243
Direct Finance Lease Receivable	20,445	26,757
Non-Current Deferred Income Tax Assets	2,532	2,532
Goodwill	490,216	490,308
Intangible Assets, Net	170,743	178,318
Other Non-Current Assets	88,742	80,938

Total Assets	$2,888,202	$2,839,194

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	47,391	50,110
Accrued payroll and related taxes	34,314	39,322
Accrued expenses	109,179	116,557
Current portion of capital lease obligation, long-term debt, and non-recourse debt	22,341	53,882

Total current liabilities	213,225	259,871

Non-Current Deferred Income Tax Liabilities	15,703	15,703
Other Non-Current Liabilities	74,137	82,025
Capital Lease Obligations	11,426	11,926
Long-Term Debt	1,444,475	1,317,529
Non-Recourse Debt	93,352	104,836
Total Shareholders’ Equity	1,035,884	1,047,304

Total Liabilities and Shareholders’ Equity	$2,888,202	$2,839,194

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Income from Continuing Operations to Funds from Operations, Normalized FFO, and Adjusted Funds from Operations

(In thousands)
(Unaudited)	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-13	1-Jul-12	30-Jun-13	1-Jul-12
Income from Continuing Operations	$34,219	$20,854	$57,657	$34,610
Net (Income) Loss Attributable to Non-controlling Interests	(12)	25	(30)	(9)
Real Estate Related Depreciation and Amortization	12,727	12,804	25,251	25,119

Funds from Operations	$46,934	$33,683	$82,878	$59,720

Funds from Operations	$46,934	$33,683	$82,878	$59,720
REIT Conversion Related Expenses, net of tax	1,030	—	4,697	—
Tax Benefit Related to IRS Settlement & REIT Conversion	(8,416)	—	(8,416)	—
Loss on Extinguishment of Debt, net of tax	4,396	—	4,396	—

Normalized Funds from Operations	$43,944	$33,683	$83,555	$59,720

Normalized Funds from Operations	$43,944	$33,683	$83,555	$59,720
Non-Real Estate Related Depreciation & Amortization	10,930	10,158	21,341	20,082
Consolidated Maintenance Capital Expenditures	(5,679)	(7,496)	(9,296)	(12,798)
Stock Based Compensation Expenses	1,660	1,961	3,345	3,433
Amortization of Debt Costs and Other Non-Cash Interest	1,478	679	3,015	1,369

Adjusted Funds from Operations (AFFO)	$52,333	$38,985	$101,960	$71,806

Normalized FFO Per Diluted Share	$0.61	$0.55	$1.17	$0.98

AFFO Per Diluted Share	$0.73	$0.64	$1.43	$1.18

Weighted Average Common Shares Outstanding-Diluted	71,607	61,066	71,510	60,984

Reconciliation of Operating Income to Net Operating Income

(In thousands)
(Unaudited)	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-13	1-Jul-12	30-Jun-13	1-Jul-12
Operating Income	$51,387	$52,941	$92,646	$93,438
Depreciation and amortization	23,657	22,962	46,592	45,201
General and administrative expenses	27,363	26,129	59,403	52,715

Net Operating Income	$102,407	$102,032	$198,641	$191,354

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(In thousands)
(Unaudited)	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-13	1-Jul-12	30-Jun-13	1-Jul-12
Income from continuing operations	$34,219	$20,854	$57,657	$34,610
Interest expense, net	19,938	18,857	38,095	37,856
Income tax (benefit) provision	(7,268)	13,660	(6,387)	22,150
Depreciation and amortization	23,657	22,962	46,592	45,201
Tax provision on equity in earnings of affiliates	417	303	894	624

EBITDA	$70,963	$76,636	$136,851	$140,441

Adjustments
Net (income) loss attributable to non-controlling interests	(12)	25	(30)	(9)
Stock based compensation expenses, pre-tax	1,660	1,961	3,345	3,433
Start-up/transition expenses, pre-tax	—	1,535	—	6,424
International bid related costs, pre-tax	—	1,050	—	1,615
REIT conversion related expenses, pre-tax	1,466	—	7,438	—
M&A related expenses, pre-tax	—	351	—	804
Loss on extinguishment of debt, pre-tax	5,527	—	5,527	—

Adjusted EBITDA	$79,604	$81,558	$153,131	$152,708

Reconciliation of Income from Continuing Operations to Pro Forma Income from Continuing Operations(1)

(In thousands except per share data)
(Unaudited)	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-13	1-Jul-12	30-Jun-13	1-Jul-12
Income from continuing operations	$34,219	$20,854	$57,657	$34,610
Net (income) loss attributable to non-controlling interests	(12)	25	(30)	(9)
Start-up/transition expenses, net of tax	—	1,084	—	4,139
International bid related costs, net of tax	—	753	—	1,171
REIT conversion related expenses, net of tax	1,030	—	4,697	—
M&A related expenses, net of tax	—	209	—	482
Loss on extinguishment of debt, net of tax	4,396	—	4,396	—
Tax benefit related to IRS settlement & REIT conversion	(8,416)	—	(8,416)	—

Pro forma income from continuing operations	$31,217	$22,925	$58,304	$40,393

Income from continuing operations per diluted share	$0.48	$0.34	$0.81	$0.57
Net (income) loss attributable to non-controlling interests	—	—	—	—
Start-up/transition expenses, net of tax	—	0.02	—	0.07
International bid related costs, net of tax	—	0.01	—	0.02
REIT conversion related expenses, net of tax	0.01	—	0.07	—
M&A related expenses, net of tax	—	—	—	0.01
Loss on extinguishment of debt, net of tax	0.06	—	0.06	—
Tax benefit related to IRS settlement & REIT conversion	(0.12)	—	(0.12)	—

Diluted Pro forma income from continuing operations per diluted share	$0.44	$0.38	$0.82	$0.66

Weighted average common shares outstanding-diluted	71,607	61,066	71,510	60,984

(1)	Note that earnings per share tables may contain slight summation differences due to rounding.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2013 Outlook/Reconciliation

(Unaudited)
(In thousands except per share data)
	Full Year 2013

Net Income	$118,000	to	$123,000
Real Estate Related Depreciation and Amortization	52,000		52,000

Funds from Operations (FFO)	$170,000	to	$175,000

REIT Conversion Related Expenses & Write-Off of Deferred Financing Fees	10,000		10,000
Tax Benefit	(8,000)		(8,000)

Normalized Funds from Operations	$172,000	to	$177,000

Non-Real Estate Related Depreciation and Amortization	43,000		43,000
Consolidated Maintenance Capex	(26,000)		(26,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	14,000		14,000

Adjusted Funds From Operations (AFFO)	$203,000	to	$208,000

Net Cash Interest Expense	80,000		80,000
Consolidated Maintenance Capex	26,000		26,000
Income Taxes	7,000		10,000

Adjusted EBITDA	$316,000	to	$324,000

G&A Expenses	103,000		103,000
Non-Cash Stock Based Compensation	(8,000)		(8,000)

Net Operating Income	$411,000	to	$419,000

FFO Per Share	$2.36	to	$2.43
AFFO Per Share	$2.82	to	$2.89
Weighted Average Common Shares Outstanding-Diluted	72,000		72,000

—End—

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436